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                                     ARTHUR
                                    ANDERSEN
                            ARTHUR ANDERSEN & CO. SC

                                                                    EXHIBIT 16.1

March 27, 1995                                          ________________________
                                                        Arthur Andersen LLP

Mr. Walter Schuetze                                     ________________________
Chief Accountant                                        One International Place
U.S. Securities and Exchange Commission                 Boston MA 02110-2604
450 Fifth Street NW                                     617 330 4000
Washington D.C. 20549





Dear Mr. Schuetze:

We have read Item 4 included in the attached Form 8-K dated March 27, 1995 of GenRad, Inc. to be filed with the Securities and Exhange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP

AHD

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